Exhibit 10.2

AMENDMENT (this “Amendment”), dated as of August 2, 2011, to the Standby Letter of Credit Facility Agreement dated as of November 28, 2007 (as amended by the Amendment and Restatement Agreement dated November 19, 2009 and as further amended, supplemented amended and restated or otherwise modified from time to time, the “Agreement”), among Talbot Holdings Ltd., a holding company organized under the laws of Bermuda (the “Borrower”), Validus Holdings, Ltd., a holding company organized under the law of Bermuda (“Guarantor”), the financial institutions from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”) and Lloyds TSB Bank plc, as Security Trustee for the Secured Parties and as agent of the other Finance Parties other than the Security Trustee (in such capacity, the “Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent are parties to the Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments and agree to certain other matters relating to the Agreement as set forth herein; and

WHEREAS, the Lenders are willing to agree to such amendments and other matters set forth below, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 13.                          DEFINITIONS.

13.1                           Unless otherwise defined herein, capitalized terms which are defined in the Agreement are used herein as therein defined.

SECTION 14.                          AMENDMENTS.

14.1                           Amendments to Section 1.1 (Definitions).

(a)          The definitions of the following terms shall be added to Clause 1.1 of the Agreement as follows in alphabetical order:

“Merger Financing” means Indebtedness of the Guarantor or any subsidiary of the Guarantor permitted to be incurred pursuant to Clause 23.15, all or a portion of the proceeds of which are used to consummate the Transatlantic Acquisition, and any amendment, renewal, replacement, refinancing or restatement thereof.

“Specified Amendments” means the amendments to the Agreement set forth on Schedule 17.

“Transatlantic” means Transatlantic Holdings, Inc., a Delaware corporation.

“Transatlantic Acquisition” means the acquisition by the Guarantor of at least a majority of the outstanding shares of common stock of Transatlantic on a fully diluted basis, whether pursuant to privately-negotiated or open market purchases, tender offer, exchange offer, merger, consolidation, share swap or other transaction, including, without limitation, pursuant to

(a)(i) the exchange offer commenced by the Guarantor on July 25, 2011 as it may be amended, supplemented or extended from time to time and (ii) a second-step merger of Transatlantic with a wholly-owned subsidiary of the Guarantor pursuant to the General Corporation Law of the State of Delaware, as amended, pursuant to which the Guarantor will acquire all outstanding shares of Transatlantic common stock that are not acquired in the exchange offer described in clause (i) above, and/or (b) the terms of a definitive merger agreement or other business combination agreement between the Guarantor and Transatlantic.

(b)         The definition of “Permitted Subsidiary Indebtedness” set forth in Clause 1.1 of the Agreement is hereby amended by (i) deleting the “.” at the end of paragraph (i) thereof and substituting “;” in lieu thereof , (ii) inserting the words “, (j) or (k)” immediately following the words “paragraph (a) through (h)” set forth in paragraph (i) thereof and (iii) adding the following new paragraphs (j) and (k) immediately following paragraph (i) thereof:

“ (j) Indebtedness of Transatlantic or any subsidiary of Transatlantic existing on the date of the consummation of the Transatlantic Acquisition and extensions, renewals and replacements of any such Indebtedness; provided that such extending, renewal or replacement Indebtedness (i) shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced, (ii) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon and reasonable refinancing or renewal fees, costs and expenses) and (iii) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced; and

(k)  upon provision of the Guarantee from Transatlantic described in Clause 23.26, the Guarantee by Transatlantic of any Indebtedness of the Guarantor or any subsidiary of the Guarantor permitted to be incurred pursuant to Clause 23.15.”.

14.2                           Amendment to Clause 23 (General Undertakings). Clause 23 of the Agreement is hereby amended by adding the following new Clauses 23.25 and 23.26:

“23.25               Consummation of Second-Step Merger

In the event that any privately-negotiated or open market purchase, tender offer, exchange offer, merger, consolidation, share swap or other transaction results in the Guarantor owning less than all but more than a majority of the outstanding shares of common stock of Transatlantic, the Guarantor shall use commercially reasonable efforts to consummate a second-step merger of Transatlantic with a wholly-owned subsidiary of the Guarantor pursuant to the General Corporation Law of the State of Delaware as promptly as practicable, subject to any Legal Requirements.

23.26                     Transatlantic Guarantee

Promptly upon the consummation of the Transatlantic Acquisition, the Guarantor shall cause Transatlantic to provide a guarantee of all obligations of the Borrower to the Finance Parties under this Agreement, on terms substantially the same as Clause 19 so long as the providing of such guarantee at such time is not prohibited by any material contract of Transatlantic or applicable law or regulation and would not result in material adverse tax consequences as reasonably determined by the Borrower and the Agent. In the event that (and for so long as ) such guarantee referred to in this Clause 23.26 is not provided by Transatlantic upon

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consummation of the Transatlantic Acquisition in accordance with the preceding sentence, the Specified Amendments shall become immediately effective (and shall remain in effect).”.

14.3                           Amendment to Clause 23.13 (Consolidations, Mergers and Sales of Assets).  Clause 23.13 of the Agreement is hereby amended by (i) deleting the “.” at the end of paragraph (c) of Clause 23.13.1 thereof and substituting “; and” in lieu thereof, (ii) adding the following new paragraph (d) immediately following paragraph (c) thereof:

“(d)                           Transatlantic may merge with or into a Wholly-Owned Subsidiary of the Guarantor pursuant to the General Corporation Law of the State of Delaware, as amended.”.

, (iii) deleting the word “and” at the end of paragraph (b)(i) of Clause 23.13.2 thereof and (iv) adding the following new paragraph (b)(iii) immediately following paragraph (b)(ii) of Clause 23.13.2 thereof:

“(iii)                         such dispositions by Transatlantic or any of its subsidiaries of any of their respective properties or assets to Transatlantic or any of its other subsidiaries; and”.

14.4                           Amendment to Clause 23.21 (Limitation on Certain Restrictions on subsidiaries). Clause 23.21 of the Agreement is hereby amended by deleting paragraph (l) of Clause 23.21.3 thereof in its entirety and substituting in lieu thereof the following new paragraph (l):

“(l)                               restrictions contained in the Five-Year Secured Letter of Credit Facility, restrictions contained in the Three-Year Unsecured Letter of Credit Facility, restrictions contained in the IPC Facilities and restrictions contained in any Merger Financing;”.

14.5                           New Schedule to the Agreement.  The Agreement is hereby amended by adding Schedule 17 (Specified Amendments) attached hereto as Annex A.

SECTION 15.                          CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which all of the following conditions have been satisfied or waived, to the satisfaction of the Agent, acting reasonably, and the Agent shall notify the Obligors and other Lenders promptly upon being so satisfied:

(a)                                  Execution and Delivery.  The Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower and the Guarantor and (ii) the Majority Lenders.

(b)                                 No Default.  Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date.

(c)                                  Representations and Warranties.  As of the Amendment Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 4 shall be true and correct in all material respects.

(d)                                 Fees and Expenses.  The Agent shall have received all invoiced fees and accrued expenses of the Agent required to be paid by the Borrower in connection with this Amendment and all fees described in Section 5(a) below.

SECTION 16.                          REPRESENTATIONS AND WARRANTIES.  Each Obligor hereby represents and warrants to the Lenders that on the date of this Amendment and as of the Amendment Effective Date and after giving effect hereto:

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(a)                                  this Amendment has been duly authorized, executed and delivered by such Obligor, and each of this Amendment and the Agreement (as amended hereby), subject to the Legal Reservations, constitute such Obligor’s legal, valid and binding obligation, enforceable against it in accordance with its terms,

(b)                                 no Default or Event of Default has occurred and is continuing,

(c)                                  all representations and warranties of such Obligor contained in the Agreement (as amended hereby) and the other Finance Documents (excluding those set forth in Clause 20.8.2 of the Agreement) are true and correct in all material respects on and as of the date hereof with the same effect as though such representations and warranties were being made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and

(d)                                 Validus Reinsurance, Ltd., IPCRe Limited and each other Regulated Insurance Company that is a Significant Subsidiary and that is material to the Guarantor and its subsidiaries, taken as a whole (other than Talbot Insurance (Bermuda), Ltd., an unrated subsidiary that exclusively writes related party business within the group comprising the Guarantor and its subsidiaries), has in effect a current financial strength rating of no less than “A-” from A.M. Best Company, Inc. (or its successor) to the extent rated by A.M. Best Company, Inc.

SECTION 17.                          FEES AND EXPENSES. (a)  The Obligors agree to pay the Agent for the account of each Lender that consents to this Amendment on or prior to 5:00 p.m., New York time, August 2, 2011, a fee equal to 0.125% of such Lender’s Commitment on the Amendment Effective Date, such fee to be earned and payable on the Amendment Effective Date.

(b)  The Obligors agree to pay and reimburse the Agent (and its applicable affiliates) for its fees and reasonable and documented out-of-pocket expenses in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel.

SECTION 18.                          CONTINUING EFFECT.  Any reference to the “Agreement” in the Agreement, the Finance Documents or any related documents shall be deemed to be a reference to the Agreement as amended by this Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Agreement or any other Finance Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Finance Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Agreement or any other Finance Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Agreement specifically referred to herein.  This Amendment shall constitute a Finance Document. Except as expressly set forth herein, each Lender and the Agent reserves all of its rights, remedies, powers and privileges under the Agreement, the other Finance Documents and applicable law and/or equity.  All representations and warranties made by each Obligor herein shall be deemed made under the Agreement with the same force and effect as if set forth in full therein. On and after the Amendment Effective Date, any reference to the Agreement contained in the Agreement or any Finance Documents shall mean the Agreement as modified hereby.

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SECTION 19.                          GOVERNING LAW.  THIS AMENDMENT AND ALL NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY ENGLISH LAW.

SECTION 20.                          SUCCESSORS AND ASSIGNS.  This Amendment shall be binding upon and inure to the benefit of the each Obligor, the Agent, and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties.  The execution and delivery of this Amendment by any Lender prior to the Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or Commitments assigned to it after such execution and delivery.

SECTION 21.                          ENTIRE AGREEMENT.  This Amendment, the Agreement and the other Finance Documents represent the entire agreement of each Obligor, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein, in the Agreement or the other Finance Documents.

SECTION 22.                          COUNTERPARTS.  This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 23.                          HEADINGS.  Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 24.                          SEVERABILITY.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

VALIDUS HOLDINGS, LTD.

By:	/s/ Joseph E. (Jeff) Consolino
	Name:	Joseph E. (Jeff) Consolino
	Title:	President & Chief Financial Officer

TALBOT HOLDINGS LTD.

By:	/s/ Joseph E. (Jeff) Consolino
	Name:	Joseph E. (Jeff) Consolino
	Title:	Director

LLOYDS TSB BANK PLC, as
Agent

By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Relationship Manager, FI Insurance Team

LLOYDS TSB BANK PLC, as
Security Agent

By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Relationship Manager, FI Insurance Team

LLOYDS TSB BANK PLC, as
Lender

By:	/s/ Andrew Martin
	Name:	Andrew Martin
	Title:	Relationship Manager, FI Insurance Team

Annex A

Specified Amendments

1.  Amendment to Clause 21 (Information Undertaking).  Clause 21 of the Agreement is hereby amended by (i) deleting Clause 21.2 thereof in its entirety and substituting in lieu thereof the following new Clause 21.2:

“21.2                     Quarterly Financial Statements

The Guarantor shall supply to the Agent (for distribution to the Lenders):

21.2.1                as soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Guarantor, consolidated balance sheets of the Guarantor and its subsidiaries as at the end of such period and the related consolidated statements of income, changes in shareholders’ equity and cash flows of the Guarantor and its subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Guarantor as presenting fairly in all material respects, in accordance with US GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. The Guarantor shall be deemed to have delivered the same to the Agent if the Guarantor files the same with the SEC via EDGAR and notifies the Agent of such filing; and

21.2.2                as soon as available and in any event within 60 days after the close of each quarterly accounting period in each fiscal year of the Guarantor, balance sheets of Validus Reinsurance, Ltd. as at the end of such period and the related statements of income, changes in shareholders’ equity and cash flows of Validus Reinsurance, Ltd. for such period and (in the case of the second, third and fourth quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Guarantor as presenting fairly in all material respects, in accordance with US GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure.”

and (ii)  deleting the words “Clause 21” in 21.3.2 thereof and substituting in lieu thereof the words “Clause 22”.

2.  Amendments to Clause 22.1 (Financial Condition).  Clause 22.1 of the Agreement is hereby amended by deleting the word “and” at the end of Clause 22.1.1 thereof, (ii) deleting the “.” at the end of Clause 22.1.2 thereof and substituting “; and” in lieu thereof and (iii) inserting the following new Clause 22.1.3 at the end thereof:

“22.1.3          the Guarantor will not permit the Qualified Capital and Surplus of Validus Reinsurance, Ltd. at any time to be less than $2,451,837,960.”.

3.  Amendments to Clause 22.2 (Financial Definitions).  The following definition shall be added to Clause 22.2 of the Agreement as follows in alphabetical order:

“Qualified Capital and Surplus” means, as of any date of determination, the capital and surplus of Validus Reinsurance, Ltd. as at such date, as the same would be reported on statutory financial statements prepared in accordance with the applicable regulatory requirements, but excluding (i) any treasury stock and (ii) the amount of the effects of Financial Accounting Statement No. 115 (which, after adoption of Financial Accounting Statements Nos. 157 and 159 has been measured as the difference between investments carried at estimated fair value and investments carried at amortized cost).